UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): May 9, 2011

PROFILE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29196 (Commission File Number)	91-1418002 (I.R.S. Employer Identification No.)

2 Park Avenue, Suite 201 Manhasset, NY	11030
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (516) 365-1909

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

On May 9, 2011, Profile Technologies, Inc. (the “Company”) filed for a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of New York (“Bankruptcy Court”) (Case No. 11-43930). The Company will continue to operate in the ordinary course of business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.  The Chapter 11 case will enable the Company to pursue strategic alternatives for reorganization under protection of the Bankruptcy Code.

A copy of the related news release is attached to this Current Report as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 9, 2011, by resolution of the Board of Directors of the Company and for the purpose of preserving cash resources to be used in the bankruptcy process, the Company terminated the employment of the following named executive officers: Henry Gemino, Chief Executive Officer; Robert Geib, Chief Operating Officer; and Phillip Jones, Executive Vice President.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Profile Technologies, Inc. dated May 10, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Profile Technologies, Inc.

By:	/s/ Richard Palmer
Richard Palmer
President

Date:    May 10, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Profile Technologies, Inc. dated May 10, 2011.